Exhibit 3.3.1
CERTIFICATE OF MERGER
MERGING
AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP
AND
AVIV HEALTHCARE MERGER SUB PARTNER LLC
INTO
AVIV HEALTHCARE MERGER SUB LP
September 17, 2010
     Pursuant to Section 17-211 of the Delaware Revised Uniform Limited Partnership Act (the “Act”), Aviv Healthcare Merger Sub LP, by its general partner, Aviv REIT, Inc. does hereby certify that:
     FIRST: The name and jurisdiction of formation or organization of each of the domestic limited partnerships which are to merge (the “Constituent Entities”) are as follows:

Jurisdiction of Formation
Name	or Organization
Aviv Healthcare Properties Limited Partnership	Delaware

Aviv Healthcare Merger Sub Partner LLC	Delaware

Aviv Healthcare Merger Sub LP	Delaware
     SECOND: An Agreement and Plan of Merger (the “Merger Agreement”) has been approved and executed by each of the Constituent Entities in accordance with the provisions of (i) subsection (b) of Section 17-211 of the Act or (ii) subsection (b) of Section 18-209 of the Delaware Limited Liability Company Act.
     THIRD: The name of the surviving limited partnership of the merger is Aviv Healthcare Merger Sub LP, which shall continue its existence as said limited partnership under the name of “Aviv Healthcare Properties Limited Partnership” upon the effective date and time of such merger pursuant to the provisions of the Act.
     FOURTH: The effective date and time of the merger shall be the time of the filing of this Certificate of Merger with the Office of the Secretary of State of the State of Delaware.

     FIFTH: The executed Merger Agreement is on file at the principal place of business of the surviving domestic limited partnership, the address of which is 303 West Madison Street, Chicago, Illinois 60606.
     SIXTH: A copy of the Merger Agreement will be furnished by the surviving domestic limited partnership, on request and without cost, to any partner of, or any person holding an interest in, any of the Constituent Entities.
* * * * *
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, this Certificate of Merger is hereby executed as of the date first set forth above.

AVIV HEALTHCARE MERGER SUB LP

By:	Aviv REIT, Inc.

Its:	General Partner

By: Name:	/s/ Michael W. Dees Michael W. Dees
Title:	Chief Financial Officer and Treasurer
Signature Page to
Certificate of Merger
Merging
Aviv Healthcare Properties Limited Partnership
and
Aviv Healthcare Merger Sub Partner LLC
Into
Aviv Healthcare Merger Sub LP

3